Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-271043 and 333-271946) and Form S‑8 (Nos. 333-227755, 333-231503, 333-253751, 333-261670, 333-264829, 333-270907, 333-278339 and 333-286175) of Kodiak Sciences Inc. of our report dated March 31, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 31, 2026